Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-172327) and Form S-8 (Nos. 33-60305, 333-27903, 333-62663, 333-79575, 333-32516, 333-36208, 333-37740, 333-39708, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, and 333-189882) of Alcoa Inc. and its subsidiaries of our report dated February 13, 2014 relating to the Alcoa Inc. consolidated financial statements and the effectiveness of internal control over financing reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 13, 2014